UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

 On June 30, 2010, Lightyear Network Solutions, Inc. (the “Company”) and its wholly-owned subsidiary, SE Acquisitions, LLC (“Acquisition”), a Kentucky limited liability company, entered into an Asset Purchase Agreement (the “Agreement”) with Southeast Telephone, Inc. (“Seller”), a Kentucky corporation.  Seller had previously filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Kentucky, Pikeville Division.  Seller provides voice and data telecommunications products and services, including local and long distance phone service, DSL and paging, to primarily residential customers.  Seller’s 2009 revenue was approximately $37.5 million.  Seller currently has approximately 150 employees and approximately 33,000 customers.   As of June 30, 2010, Seller is a debtor in possession and is operating its business under Section 1108 of the Bankruptcy Code.

Pursuant to the Agreement, Acquisition has agreed to purchase substantially all of the real property, intellectual property, tangible assets, and selected vendor contracts used in the conduct of Seller’s business, and to assume certain post-closing liabilities related to the purchased assets.  Seller will retain certain liabilities related to its business. Acquisition has the right under the Agreement to designate additional assets or liabilities of Seller to be included in the Agreement.  In consideration of the purchased assets, Acquisition will pay: (i) up to $560,000 in cash to Seller for Seller’s administrative and priority expenses; (ii) $4,000 in cash to each of Seller’s employees who is not offered employment with the Company; and, (iii) an aggregate of 200,000 shares of Company common stock, par value $0.001 per share, to Seller’s equity holders.  Acquisition will also assume approximately $3,765,000 of Seller’s secured debt and expects to provide a minimum of $2,000,000 in investment capital, post closing, to fund working capital needs and network expansion.

The Agreement contains customary representations and warranties of the parties.  The asset purchase transaction is expected to close on or about October 1, 2010, subject to fulfillment or waiver of certain conditions to closing, including financing, regulatory approvals, and approval by and an order of the Bankruptcy Court under sections 363 and 365 of the Bankruptcy Code.  This summary is subject in its entirety to the terms and conditions of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

During the second fiscal quarter of 2010, the Company’s board of directors did not declare, and the Company did not pay, a dividend on the issued and outstanding shares of its preferred stock, $0.001 par value per share.

As reported in the Company’s Current Report on Form 8-K dated April 12, 2010, dividends on the Company’s preferred stock accrue from the date of issuance at a rate of 5% of the stated value of $2.00 per share of the preferred stock per annum.  These dividends (i) are cumulative, (ii) accrue day to day, whether or not declared, and (iii) are only payable when, as and if declared by the Company’s board of directors.

If the Company fails to pay dividends on shares of its preferred stock on a quarterly basis, the dividend payment rate increases to 8% per annum with respect to dividends previously accrued and unpaid, and any future dividend payments, until all accrued dividends on the Company’s preferred stock have been paid and distributed, at which time the rate of 5% per annum resumes.

Also as reported in the Company’s Current Report on Form 8-K dated April 12, 2010, on that date the Company issued all 9,500,000 authorized shares of its preferred stock to LY Holdings, LLC, a Kentucky limited liability company.

Because the Company’s board of directors did not declare a dividend, and the Company did not pay a dividend, by the end of its second fiscal quarter on June 30, 2010, the dividend payment rate on the Company’s preferred stock increased from 5% per annum to 8% per annum on all accrued but unpaid dividends on the Company’s preferred stock.  Accrued but unpaid dividends on the Company’s preferred stock at the rate of 8% per annum total $328,986 at June 30, 2010.  Until this amount, and the amount of any future accrued but unpaid dividends, is paid as a dividend on the Company’s preferred stock, the dividend payment rate on the Company’s preferred stock will remain at 8% per annum.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 28, 2010, the Company sold an aggregate of 368.3 unregistered units (each, a “Unit”).  On June 30, 2010, the Company sold an aggregate of 217.5 unregistered Units. Each Unit sold for a price of $4,000.00 for aggregate gross proceeds of $2,343,200.00.

Each Unit consists of:

•	1,000 shares of Common Stock, $0.001 par value;

•	500 warrants (the “Fixed Warrants”) to purchase one share of Common Stock at an exercise price of $4.00 per share (subject to adjustments);

•	Up to 2,000 warrants (the “Milestone Warrants”) to purchase one share of Common Stock at an exercise price of $0.01 per share (subject to adjustments); and,

•
 Up to 600 additional warrants (the “Additional Warrants”) to purchase one share of Common Stock at an exercise price of $0.01 per share, subject to a holding requirement of shares purchased in the Offering.

The Fixed Warrants and the Milestone Warrants have terms of five and three years, respectively.

Fixed Warrants are exercisable at any time before their expiration and are subject to mandatory exercise or redemption on the occurrence of certain conditions.

The Milestone Warrants become exercisable only if the Company fails to achieve certain milestone conditions relating to strategic, acquisition, financial and governance issues (each a “Milestone,” and collectively, the “Milestones”). If the Company fails to meet a particular Milestone, the Milestone Warrant becomes immediately exercisable with respect to the number of shares associated with that Milestone. If the Company meets a particular Milestone, then the Milestone Warrant will not be exercisable with respect to the shares associated with that Milestone.

At the end of each calendar quarter following the purchase of the Units, the Company will issue to the original purchaser of Units an Additional Warrant to purchase thirty (30) shares of Common Stock for every one thousand (1,000) shares of Common Stock held by that original purchaser (subject to proration) at a price of $0.01 per warrant share.  The right to Additional Warrants terminates five years from the date of the original issuance of the Common Stock, or upon the transfer of the originally issued Common Stock by the purchaser. Other than the exercise price, the Additional Warrants contain substantially the same terms as the Fixed Warrants.

The Company has engaged members of the Financial Industry Regulatory Authority, Inc. as selling agents in connection with the sale of Units. In connection with the sale of Units, the Company paid selling agents aggregate placement fees of $281,184.00, aggregate financial advisory fees of $150,000.00, and aggregate expense reimbursement of $46,864.00, and the Company has also agreed to issue aggregate selling agent warrants to purchase shares of Common Stock equal to 10% of the shares of Common Stock issued to investors (including for this purpose the number of shares of Common Stock underlying the warrants, to the extent that such warrants are exercisable by the investors) at an exercise price of $4.00 per share. The warrants to be issued to the selling agent contain substantially the same terms as the Fixed Warrants.

The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the investors purchasing Units.  Subject to certain limitations and conditions under the Registration Rights Agreement, the Company is required to file a registration statement relating to the resale of (i) the shares of Common Stock sold and (ii) the shares of Common Stock underlying each Fixed Warrant and each Milestone Warrant.

The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the securities were issued (each such person, an “Investor”) confirmed to the Company that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial, tax and business matters, and, in particular, investment in securities, so as to enable it to utilize the information made available to it in connection with the sale to evaluate the merits and risks of an investment in the securities and the Company and to make an informed investment decision with respect thereto, (b) there was no public offering or general solicitation with respect to the offering of the Units, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired solely for the Investor’s own account for investment only and that none of the securities may be sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The foregoing description is qualified in its entirety by reference to the full text of the form of Subscription Agreement, the form of Fixed Warrant and the form of Milestone Warrant, each of which is attached hereto as Exhibit 4.1, 4.2 and 4.3, respectively, and each of which is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1
Asset Purchase Agreement by and among Southeast Telephone, Inc., Lightyear Network Solutions, Inc., and SE Acquisitions, LLC, dated as of June 30, 2010. (Omitted schedules to be furnished to the Securities and Exchange Commission upon its request).

4.1	Form of Subscription Agreement.

4.2	Form of Fixed Warrant.

4.3	Form of Milestone Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: July 1, 2010	By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
Chief Executive Officer